UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 11, 2013

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana St., Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry Into Material Definitive Agreement.

On June 11, 2013, Halcón Resources Corporation (the “Company”) entered into the Fifth Amendment to Senior Revolving Credit Agreement (the “Amendment”) by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders signatory thereto (the “Credit Facility”). The Amendment provides, among other things, for the Company to pay cash dividends to holders of the Company’s preferred capital stock. The Amendment also includes a waiver of the current ratio test (the ratio of the Company’s consolidated current assets to its consolidated current liabilities) under the terms of the Credit Facility for the quarter ending June 30, 2013, as a precautionary measure in the event the Company fails to satisfy the test.

The foregoing description of the Amendment is qualified by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)         Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1

Fifth Amendment to Senior Revolving Credit Agreement, dated as of June 11, 2013, among Halcón Resources Corporation, as borrower, each of the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

June 17, 2013	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Fifth Amendment to Senior Revolving Credit Agreement, dated as of June 11, 2013, among Halcón Resources Corporation, as borrower, each of the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders